                                                                     EXHIBIT 4.2

                      AMENDMENT TO STOCKHOLDERS AGREEMENT

     THIS AMENDMENT (the "Amendment") is made and entered into as of May 17, 1995, by and between Dura Automotive Holding, Inc., a Delaware corporation (the "Company"), Onex DHC LLC, a Wyoming limited liability company ("Onex"), J2R Corporation, a Delaware corporation ("J2R"), Orscheln Co., a Delaware corporation ("Orscheln"), each of the persons listed on Schedule I hereto (the "HCI Stockholders"), and each of the persons listed on Schedule II hereto (the "Management Stockholders").

     The Company, Onex, J2R, Orscheln, the HCI Stockholders and the Management Stockholders are parties to that certain Stockholders Agreement dated as of August 31, 1994 (the "Stockholders Agreement"). Capitalized terms used and not defined herein are used as defined in the Stockholders Agreement.

     The parties hereto are entering into this Amendment to amend the Stockholders Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     1.   Amendments to the Stockholders Agreement.

          (a) Section 1.1. Section 1.1 of the Stockholders Agreement shall be amended by deleting the definition of "Common Stock" and replacing by the following new definition of "Common Stock":

               "Common Stock" means (i) the Class A Common, the Class A Non-Voting Common Stock, par value $.01 per share, the Class B Common, and the Class C Common of the Company, (ii) any Class A Common issued or issuable upon exercise of any options issued by the Company (including, without limitation, the Orscheln Option) and (iii) any equity securities issued or issuable by the Company with respect to the securities referred to in clauses (i) and (ii) hereof in connection with any stock split, stock dividend, combination of shares, recapitalization, merger, consolidation or other reorganization.

          (b) Section 10.12. Section 10.12 of the Stockholders Agreement shall be deleted in its entirety and shall be replaced by the following new
     Section 10.12:

               10.12 Counterparts.

                    (a) This Agreement may be executed in counterparts, each of which shall be considered an original, but all of which together shall constitute one and the same instrument.

                    (b) Any Management Stockholder may also execute this
               Agreement by executing and delivering to the Company a counterpart and acknowledgment in the form set out as Schedule III to this Agreement, whereupon such Management Stockholder shall become bound by, and entitled to the benefits of, this Agreement as fully and effectively as though such Management Stockholder had executed a counterpart of this Agreement together with the other parties to this Agreement.

          (c) Schedule III. Schedule III to this Amendment shall be added as
     Schedule III to the Stockholders Agreement.

     2. Effect. Except as amended by this Amendment, the Stockholders Agreement shall remain in full force and effect. All references to the "Agreement" in the Stockholders Agreement shall hereafter be deemed to refer to the Stockholders Agreement as amended hereby.

    3. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

    4. Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Amendment and the schedule hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

                                   * * * * *

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

DURA AUTOMOTIVE HOLDING, INC.          J2R CORPORATION

By: /s/ David Bovee                    By:
   -------------------------              ---------------------------

Its: Vice President                    Its:
    ------------------------               --------------------------

ONEX DHC LLC                           ORSCHELN CO.

By:                                    By:
   -------------------------              ---------------------------

Its:                                   Its:
    ------------------------               --------------------------

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

DURA AUTOMOTIVE HOLDING, INC.          J2R CORPORATION

By:                                    By: /s/ Mary L. Johnson
   -------------------------              ---------------------------

Its:                                   Its: Vice Pres.
    ------------------------               --------------------------

ONEX DHC LLC                           ORSCHELN CO.

By:                                    By:
   -------------------------              ---------------------------

Its:                                   Its:
    ------------------------               --------------------------

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

DURA AUTOMOTIVE HOLDING, INC.          J2R CORPORATION

By:                                    By:
   -------------------------              ---------------------------

Its:                                   Its:
    ------------------------               --------------------------

ONEX DHC LLC                           ORSCHELN CO.

By: /s/ Donald F. West                 By:
   -------------------------              ---------------------------

Its: REPRESENTATIVE                    Its:
    ------------------------               --------------------------

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

DURA AUTOMOTIVE HOLDING, INC.          J2R CORPORATION

By:                                    By:
   -------------------------              ---------------------------

Its:                                   Its:
    ------------------------               --------------------------

ONEX DHC LLC                           ORSCHELN CO.

By:                                    By: /s/ James O'Loughlin
   -------------------------              ---------------------------

Its:                                   Its: VP & GC
    ------------------------               --------------------------

MANAGEMENT REPRESENTATIVES
(ON BEHALF OF ALL HCI
STOCKHOLDERS AND ALL
MANAGEMENT STOCKHOLDERS)



/s/ Karl F. Storrie                          /s/ David R. Bovee
- ----------------------------------           -----------------------------------
Karl F. Storrie                               David R. Bovee



- ----------------------------------
Robert R. Hibbs

MANAGEMENT REPRESENTATIVES
(ON BEHALF OF ALL HCI
STOCKHOLDERS AND ALL
MANAGEMENT STOCKHOLDERS)




- ----------------------------------           -----------------------------------
Karl F. Storrie                               David R. Bovee


/s/ Robert R. Hibbs
- ----------------------------------
Robert R. Hibbs

                         SCHEDULE I - HCI STOCKHOLDERS


S.A. Johnson
Scott D. Rued
Robert R. Hibbs
Mary L. Johnson

                     SCHEDULE II - MANAGEMENT STOCKHOLDERS



David R. Bovee
Joe A. Bubenzer
Miles G. Doolittle
Douglas Elliott
John A. Fritz
Anthony R. Gurney
Michael S. Hettle
Henry L. Huber
Milton D. Kniss
Carl W. Kucsera
Michael J. Kukla
Alfred C. Liddell
J. Frank Mack
Michael McCabe
William C. Oldenburg
Sandra Pritchard
Earl Proctor
Keith R. Przybylski
David A. Skrzyniarz
Karl F. Storrie
John B. Truckey
George E. Whitehead

                                 SCHEDULE III

                            STOCKHOLDERS AGREEMENT
                        COUNTERPART AND ACKNOWLEDGMENT
                        ------------------------------

TO: DURA AUTOMOTIVE HOLDING, INC., ONEX DHC LLC, J2R CORPORATION, ORSCHELN CO., THE HCI STOCKHOLDERS, AND THE MANAGEMENT STOCKHOLDERS

RE: The Stockholders Agreement (the "Agreement") dated as of August 31, 1994 and amended as of May 17, 1995 between Dura Automotive Holding, Inc., Onex DHC LLC, J2R Corporation, Orscheln Co., the HCI Stockholders, and the Management Stockholders (as defined in the Agreement).

     The undersigned hereby agrees to be bound by the terms of the Agreement as a party to the Agreement, and shall be entitled to all benefits of a Management Stockholder pursuant to the Agreement, as fully and effectively as though the undersigned had executed a counterpart of the Agreement together with the other parties to the Agreement. The undersigned hereby acknowledges having received and reviewed a copy of the Agreement.

     Dated this _____ of May, 1995.


            -------------------------------------------------------------------
            Signature of Management Stockholder


            -------------------------------------------------------------------
            Name of Management Stockholder (Please Print)

            Address:

                   ------------------------------------------------------------

                   ------------------------------------------------------------


Agreed to and accepted this     day of May, 1995.
                            ---

DURA AUTOMOTIVE HOLDING, INC.          J2R CORPORATION

By:                                    By:
   --------------------------             --------------------------------


Its:                                   Its:
     ------------------------               ------------------------------


ONEX DHC LLC                           ORSCHELN CO.

By:                                    By:
   --------------------------             --------------------------------


Its:                                   Its:
     ------------------------               ------------------------------